EXHIBIT 23.1
                                                            ------------

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 5, 1996 appearing in GenRad, Inc.'s Annual Report on Form 10-K for the year ended December 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Price Waterhouse LLP

Price Waterhouse LLP
Boston, Massachusetts
August 5, 1996